Exhibit 99.1

News Release

For information contact:

Carolyn Gosselin, APR	Richard Jett
Chief Communications Officer	Vice President
CNL	PARC Management
(407) 540-2505	(904) 212-0570

CNL INCOME PROPERTIES AGREES TO ACQUIRE

SEVEN FORMER SIX FLAGS PROPERTIES

— Park operation to be refocused on regional markets, creating parks reflective of local communities’ tastes and demographics —

(ORLANDO, Fla.) Jan. 11, 2007 – CNL Income Properties Inc., a real estate investment trust (REIT) focused on lifestyle properties, announced today it has entered into a series of related sale and leaseback agreements to acquire seven Six Flags Inc. properties. CNL Income Properties intends to acquire the properties in a $312 million asset purchase agreement consisting of $290 million in cash and a note receivable for $22 million. An affiliate of PARC Management, LLC (“PARC Management”) entered into a related $312 million stock purchase agreement on Jan. 10, 2007 to purchase the properties from Six Flags. CNL Income Properties in turn will purchase and leaseback the properties to PARC Management, which will operate the seven parks under a long-term, triple-net lease agreement.

PARC Management has announced that it intends to realign the operational strategy of the parks to focus on regional markets. “We are excited about the opportunity to combine our management team’s amusement and family recreation industry experience with a long-term focused partner like CNL Income Properties,” said Randal H. Drew, president and CEO of PARC Management. “These are notable properties and we believe our business processes aimed at guest safety and satisfaction will help make them even more attractive regional family entertainment destinations in the years to come.”

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CNL Income Properties Agrees to Acquire Seven Parks from PARC Management/p. 2

“CNL Income Properties seeks opportunities to invest in lifestyle real estate assets,” said Byron Carlock, president and CEO of CNL Income Properties. “Our strategy of teaming with significant industry operators is evidenced in this transaction with PARC Management. Drawing from his more than 40 years experience in the leisure industry, PARC Management Chairman Michael A. Jenkins envisions these parks becoming premier lifestyle activity destinations for the local communities they serve.”

Upon completion of the acquisition, the parks will add to CNL Income Properties’ diverse and growing portfolio of lifestyle assets, which includes water parks, family entertainment centers and now theme parks, in addition to ski resorts and golf course properties throughout the United States and Canada. In recent years, the company has acquired interests in approximately $1 billion of real estate in the lifestyle and recreation sectors.

“Lifestyle real estate refers to places where families can gather and create memories, and the demand for this type of real estate continues to increase,” said Curt Caffey, director of investments for CNL Income Corp., the advisor to CNL Income Properties. “We are interested in the attractions sector as a growing segment of lifestyle real estate and in being an aggregator of this type of real estate.”

The parks to be acquired in this transaction are:

•	Darien Lake (Buffalo, N.Y.) – 978-acre, combination theme and water park resort with camping accommodations, a 21,000-person capacity performing arts center and catering facilities. Forty-three rides including five major roller coasters, 18 adult rides and 12 children’s rides.

•	Elitch Gardens (Denver) – 62-acre, combination theme and water park and the only significant theme park within several hundred miles of Denver. Fifty-three rides including five major roller coasters and 13 children’s rides.

•	Frontier City & White Water Bay (Oklahoma City) – Two parks located 15 miles apart from each other in Oklahoma City. Frontier City is a 113-acre western theme park with 34 rides including four roller coasters. White Water Bay is a 21-acre tropical themed water park.

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CNL Income Properties Agrees to Acquire Seven Parks from PARC Management/p. 3

•	Splashtown (Houston) – 53-acre water park with 13 water rides. A $1.8 million investment in past two years includes park improvements and new rides.

•	Waterworld (Concord, Calif.) – 23-acre water park with more than 20 rides and attractions including Tornado, a mammoth six-story funnel. More than $2 million recently invested in park improvements.

•	Wild Waves & Enchanted Village (Seattle) – 67-acre combination theme and water park with 55 rides. More than $24 million in capital improvements since 2000.

This transaction is subject to customary closing conditions, and there can be no assurance that all or any of the properties will be acquired.

About PARC Management

PARC Management was formed by Randal H. Drew and Michael A. Jenkins to utilize their combined talents and experience and those of their respective companies, V3 Capital Strategies, LLC (V3) and Leisure and Recreation Concepts Inc. (LARC), to selectively acquire and operate entertainment facilities and parks. PARC Management is an extension of the practices initially established by Drew in N-Ovation Park Management and has evolved from the operating philosophy and methodologies established in the development of Ogden Park Management Inc.

About CNL Income Properties Inc.

CNL Income Properties Inc. is a real estate investment trust that owns a portfolio of 52 properties in the United States and Canada in the lifestyle and recreation sectors. Headquartered in Orlando, Fla., CNL Income Properties specializes in the acquisition of golf courses, ski resorts, marinas, campgrounds, merchandise marts, destination retail and entertainment centers, attractions and parking facilities. For more information, visit www.cnl.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding CNL Income Properties’ future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the CNL Income Properties’ management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, competition in the company’s markets, equity raise and the ability to obtain financing for the transaction, negotiation of final documentation, the company’s abilities to attract a significant number of guests from their target markets, the impact of mineral rights and other reservations on the company’s properties, the company’s ability to develop new resorts or further develop existing resorts on a timely or cost-efficient basis, the company’s abilities to manage growth, potential accidents or injuries at their properties, the possibility of future regulatory changes or intervention, their abilities to achieve or sustain profitability, downturns in their industry segments and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, and the company’s ability to protect their intellectual property and the value of their brands.

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Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to CNL Income Properties or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.